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[LETTERHEAD OF KING & SPALDING APPEARS HERE]

                               December 19, 1996



Weeks Corporation
4497 Park Drive
Atlanta, Georgia 30093

  Re: Form S-3 Registration Statement relating to up to an aggregate of $300,000,000 of Common Stock, Preferred Stock and
       Warrants to Purchase Common Stock of Weeks Corporation
       ---------------------------------------------------------

Gentlemen:

  We have acted as counsel for Weeks Corporation, a Georgia corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of the Company's common stock, par value $.01 per share ("Common Stock"), preferred stock, par value $.01 per share ("Preferred Stock"), and warrants to purchase Common Stock ("Warrants") in an aggregate principal amount of $300,000,000. The Warrants are to be issued from time to time pursuant to warrant agreements between the Company and warrant agents (each, a "Warrant Agent"), in the form to be filed with the Commission (the "Warrant Agreement"). As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

  Based on the foregoing, we are of the opinion that:

       (i) The Company is a corporation validly existing and, based solely on a certificate of the Secretary of State of the State of Georgia, in good standing under the laws of the State of Georgia;
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Weeks Corporation
December 19, 1996
Page 2

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       (ii) Upon the due authorization of the issuance of shares of Common Stock and the issuance and sale thereof as described in the Prospectus (together with any applicable Prospectus Supplement), such shares will be validly issued, fully paid and nonassessable;

       (iii) Upon the due authorization of the issuance of shares of Preferred Stock and the issuance and sale thereof as described in the Prospectus (together with any applicable Prospectus Supplement), such shares will be validly issued, fully paid and nonassessable;

       (iv) Upon the due authorization of the Warrant Agreements and, when the final terms thereof have been duly established and approved and when duly executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the applicable Warrant Agent, the Warrant Agreements will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms; and

       (v) Upon the due authorization of the Warrants and, when the final terms thereof have been duly established and approved and when duly executed by the Company, and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

   The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and
(ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

   We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                      Very truly yours,


                      /s/ King & Spalding